     EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7350, 33-8418, 33-35561, 33-36092, 33-40275, 33-56417, 33-56411, 33-56413, 333-16701 and 333-55982) of our report dated February 14, 2001 relating to the financial statements of Dreyer’s Grand Ice Cream, Inc., which appears in Dreyer’s Grand Ice Cream, Inc.‘s Annual Report on Form 10-K for the year ended December 30, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
March 29, 2001